Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights”, “Statement of Additional Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (No. 333-139872) being filed under the Securities Act of 1933 (Amendment No. 4 under the Investment Company Act of 1940), on Form N-1A by TDX Independence Funds, Inc. (formerly TDAX Funds, Inc.) (the “Company”) and to the incorporation by reference therein of our report dated July 29, 2008 with respect to the financial statements and financial highlights of the Company consisting of TDX Independence 2010 Exchange-Traded Fund (formerly TDAX Independence 2010 Exchange-Traded Fund), TDX Independence 2020 Exchange-Traded Fund (formerly TDAX Independence 2020 Exchange-Traded Fund), TDX Independence 2030 Exchange-Traded Fund (formerly TDAX Independence 2030 Exchange-Traded Fund), TDX Independence 2040 Exchange-Traded Fund (formerly TDAX Independence 2040 Exchange-Traded Fund) and TDX Independence In-Target Exchange-Traded Fund (formerly TDAX Independence In-Target Exchange-Traded Fund) included in its Annual Report (Form N-CSR) for the period ended May 31, 2008, filed with the Securities and Exchange Commission.

/s/ Eisner LLP

New York, New York

September 24, 2008